Exhibit 99.1

CHARTER OF THE AUDIT COMMITTEE
OF THE BOARD OF DIRECTORS OF
KRAKACQUISITION CORP
ADOPTED ON [•], 2025

I.          PURPOSE OF THE COMMITTEE

The purpose of the Audit Committee (the “Committee”) of the Board of Directors (the “Board”) of KRAKacquisition Corp, a Cayman Islands exempted company (the “Company”), is to assist the Board in its oversight of: the integrity of the Company’s financial statements, compliance with legal and regulatory requirements, the Company’s independent registered auditors’ qualifications and independence, and the performance of the Company’s independent registered auditors and internal audit function (or if the Company does not yet have an internal audit function, assisting the Board in oversight of the design and implementation of the internal audit function); and to perform such further functions as may be consistent with this Charter or assigned by applicable law, the Company’s memorandum and articles of association (as amended, restated, supplemented and/or otherwise modified from time to time).

II.          COMPOSITION OF THE COMMITTEE

The Committee shall consist of three or more independent directors, as determined from time to time by the Board. Each member of the Committee shall be qualified to serve on the Committee pursuant to the requirements of The Nasdaq Stock Market (“Nasdaq”), and any additional requirements that the Board deems appropriate.

The chairperson of the Committee shall be designated by the Board, provided that if the Board does not so designate a chairperson, the members of the Committee, by a majority vote, may designate a chairperson.

Any vacancy on the Committee shall be filled by majority vote of the Board. No member of the Committee shall be removed except by majority vote of the Board.

Except as otherwise permitted by applicable phase-in rules and exemptions, each member of the Committee must meet the independence requirements of Nasdaq, including those set forth in the Nasdaq Listing Rules, the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the rules and regulations of the Securities and Exchange Commission (the “SEC”).

Each member of the Committee must be able to read and understand fundamental financial statements, including the Company’s balance sheet, income statement and cash flow statement. In addition, at least one member of the Committee must have past employment experience in finance or accounting, requisite professional certification in accounting, or any other comparable experience or background that results in the individual’s financial sophistication, including, but not limited to, being or having been a chief executive officer, chief financial officer or other senior officer with financial oversight responsibilities. A member who qualifies as an “audit committee financial expert” under the rules and regulations of the SEC satisfies the Nasdaq requirement to have one financially sophisticated audit committee member.

III.          MEETINGS OF THE COMMITTEE

The Committee shall meet as often as it determines necessary to carry out its duties and responsibilities, but no less frequently than once every fiscal quarter. The Committee, in its discretion, may ask members of management or others to attend its meetings (or portions thereof) and to provide pertinent information as necessary.

Notice of meetings shall be given to all Committee members or may be waived, in the same manner as required for meetings of the Board. Meetings of the Committee present in person or by means of  conference telephone, video or other communications equipment by means of which all persons participating in the meeting can hear and speak with each other. A majority of the members of the Committee shall constitute a quorum. The affirmative vote of a majority of members present at a meeting at which a quorum is present shall constitute the action of the Committee.

The Committee shall establish its own schedule of meetings. The Committee shall maintain minutes of its meetings and records relating to those meetings and shall report regularly to the Board on its activities, as appropriate.

A resolution in writing (in one or more counterparts) signed by all of the members of the Committee shall be as valid and effectual as if it had been passed at a meeting of the Committee duly convened and held.

IV.          AUTHORITY

In discharging its role, the Committee is empowered to inquire into any matter that it considers appropriate to carry out its responsibilities, with access to all books, records, facilities and personnel of the Company, and, subject to the direction of the Board, the Committee is authorized and delegated the authority to act on behalf of the Board with respect to any matter it determines to be necessary or appropriate to the accomplishment of its purposes.

The Committee shall have authority to retain, direct and oversee the activities of, and to terminate the engagement of, the Company’s independent auditor and any other accounting firm retained by the Committee to prepare or issue any other audit report or to perform any other audit, review or attest services and any legal counsel, accounting or other advisor or consultant hired to assist the Committee, all of whom shall be accountable to the Committee.

The Company will provide the Committee with appropriate funding, as determined by the Committee, for the payment of (a) compensation to any registered public accounting firm engaged for the purpose of preparing or issuing an audit report or performing other audit, review or attest services for the Company; (b) compensation to any independent counsel or other advisers retained by the Committee in carrying out its duties; and (c) ordinary administrative expenses of the Committee that are necessary or appropriate in carrying out its duties.

V.          DUTIES AND RESPONSIBILITIES OF THE COMMITTEE

In carrying out its duties and responsibilities, the Committee’s policies and procedures should remain flexible, so that it may be in a position to best address, react or respond to changing circumstances or conditions. The following duties and responsibilities are within the authority of the Committee and the Committee shall, consistent with and subject to applicable law and rules and regulations promulgated by the SEC, Nasdaq, or any other applicable regulatory authority:

Selection, Evaluation, and Oversight of the Independent Auditors

(a)
Be directly responsible for the appointment, compensation, retention and oversight of the work of any registered public accounting firm engaged for the purpose of preparing or issuing an audit report or performing other audit, review or attest services for the Company, and each such registered public accounting firm must report directly to the Committee (the registered public accounting firm engaged for the purpose of preparing or issuing an audit report for inclusion in the Company’s Annual Report on Form 10-K is referred to herein as the “independent auditors”).

(b)
Review and, in its sole discretion, approve in advance the independent auditors’ annual engagement letter, including the proposed fees contained therein, as well as all audit and, as provided in the U.S. Sarbanes-Oxley Act of 2002 (the “Act”) and the SEC rules and regulations promulgated thereunder, all permitted non-audit engagements and relationships between the Company and such independent auditors (which approval should be made after receiving input from the Company’s management, if desired). Approval of audit and permitted non-audit services will be made by the Committee or by one or more members of the Committee as shall be designated by the Committee/the chairperson of the Committee and the persons granting such approval shall report such approval to the Committee at the next scheduled meeting.

(c)
Review the performance of the independent auditors, including the lead partner of the independent auditors, and, in its sole discretion (subject, if applicable, to stockholder ratification), make decisions regarding the replacement or termination of the independent auditors when circumstances warrant.

(d)	Evaluate the independence of the independent auditors by, among other things:

(i)
obtaining and reviewing from the independent auditors a formal written statement delineating all relationships between the independent auditors and the Company, consistent with the requirements of the Public Company Accounting Oversight Board (United States);

(ii)	actively engaging in a dialogue with the independent auditors with respect to any disclosed relationships or services that may impact the objectivity and independence of the auditors;

(iii)	setting clear hiring policies for employees or former employees of the independent auditors;

(iv)	taking, or recommending that the Board take, appropriate action to oversee the independence of the independent auditors;

(v)	monitoring compliance by the independent auditors with the audit partner rotation requirements contained in the Act and the rules and regulations promulgated by the SEC thereunder;

(vi)	monitoring compliance by the Company of the employee conflict of interest requirements contained in the Act and the rules and regulations promulgated by the SEC thereunder; and

(vii)	engaging in a dialogue with the independent auditors to confirm that audit partner compensation is consistent with applicable SEC rules.

Oversight of Annual Audit and Quarterly Reviews

(e)	Review and discuss with the independent auditors their annual audit plan, including the timing and scope of audit activities, and monitor such plan’s progress and results during the year.

(f)	Review with management and the independent auditors the following information which is required to be reported by the independent auditor:

(i)	all critical accounting policies and practices to be used;

(ii)
all alternative treatments of financial information that have been discussed by the independent auditors and management, ramifications of the use of such alternative disclosures and treatments, and the treatment preferred by the independent auditors;

(iii)
other policies and procedures adopted by the Company to fulfill its responsibilities regarding the presentation of financial statements in accordance with generally accepted accounting principles (“GAAP”) and applicable rules and regulations of the SEC, including the proper explanation and reconciliation of any non-GAAP measures presented;

(iv)	all other material written communications between the independent auditors and management, such as any management letter and any schedule of unadjusted differences;

(v)	any material financial arrangements of the Company which do not appear on the financial statements of the Company; and

(vi)	any issues that arise with respect to the quality or integrity of the Company’s financial statements.

(g)
The Committee shall review with the independent auditor any audit problems or difficulties encountered during the course of the audit work and management’s response, including any restrictions on the scope of the independent auditor’s activities or access to required records, data and information, any difficult or contentious matters for which the auditor consulted outside the engagement team (for example, the audit firm’s national office), any significant disagreements with management, and any other matters arising from the audit that are significant to the oversight of the Company’s financial reporting process.

Oversight of Financial Reporting Process and Internal Controls

(h)	Review:

(i)
the adequacy and effectiveness of the Company’s accounting and internal control policies and procedures on a regular basis, including the responsibilities, budget, compensation and staffing of the Company’s internal audit function, through inquiry and discussions with the independent auditors and management; and

(ii)
the Committee’s level of involvement and interaction with the Company’s internal audit function, including the Committee’s line of authority and role in appointing and compensating employees in the internal audit function.

(i)	Review with the Chief Executive Officer, Chief Financial Officer and independent auditors, periodically, the following:

(i)
all significant deficiencies and material weaknesses in the design or operation of internal control over financial reporting which are reasonably likely to adversely affect the Company’s ability to record, process, summarize and report financial information;

(ii)	any fraud, whether or not material, that involves management or other employees who have a significant role in the Company’s internal control over financial reporting; and

(iii)
the certifications and any related disclosures made by the chief executive officer and chief financial officer in the Company’s periodic reports about the results of their evaluation of the effectiveness of disclosure controls and procedures and any significant deficiencies or material weaknesses in the design or operation of internal control over financial reporting, and any fraud involving management or other employees who have a significant role in the Company’s internal control over financial reporting, prior to the filing of the Company’s Annual Reports on Form 10-K and Quarterly Reports on Form 10-Q.

(j)
Discuss guidelines and policies governing the process by which senior management of the Company assess and manage the Company’s exposure to risk, as well as the Company’s major financial risk exposures and the steps management has taken to monitor and control such exposures.

(k)
Review with management the progress and results of all internal audit projects, and, when deemed necessary or appropriate by the Committee, assign additional internal audit projects to appropriate personnel.

(l)
Receive periodic reports from the independent auditors, management and directors of the Company’s internal auditing department to assess the impact on the Company of significant accounting or financial reporting developments that may have a bearing on the Company.

(m)
Review and discuss with the independent auditors the results of the year-end audit of the Company, including any comments or recommendations of the independent auditors and, based on such review and discussions and on such other considerations as it determines appropriate, recommend to the Board whether the Company’s financial statements should be included in the Annual Report on Form 10-K.

(n)
Review and discuss with management and the independent auditor the analyses prepared by management setting forth significant financial reporting issues and judgments made in connection with the preparation of the financial statements (including analyses of the effects of alternative GAAP methods on the financial statements), and such other matters for which discussion shall be required by applicable auditing and related PCAOB standards.

(o)
Establish and maintain free and open means of communication between and among the Committee, the independent auditors and management, including providing such parties with appropriate opportunities to meet separately and privately with the Committee on a periodic basis.

(p)
Review the type and presentation of information to be included in the Company’s earnings press releases (especially the use of “pro forma” or “adjusted” information not prepared in compliance with generally accepted accounting principles), as well as financial information and earnings guidance provided by the Company to analysts and rating agencies (which review may be done generally (i.e., discussion of the types of information to be disclosed and type of presentations to be made), and the Committee need not discuss in advance each earnings release or each instance in which the Company may provide earnings guidance).

(q)
Review and discuss with the Company's independent auditors and management the Company's annual audited financial statements (including the related notes), the form of audit opinion to be issued by the auditors on the financial statements and the disclosure under “Management's Discussion and Analysis of Financial Condition and Results of Operations” to be included in the Company's annual report on Form 10-K before the Form 10-K is filed.

(r)
Review and discuss with management, and the independent auditor, as appropriate, financial statement errors and make, or recommend to the Board, any conclusions regarding whether any previously issued financial statements, covering one or more years or interim periods for which the Company is required to provide financial statements under applicable rules should no longer be relied upon because of such error. Coordinate with the Compensation Committee, as applicable, with respect to determinations made pursuant to the Company’s recovery policies.

Miscellaneous

(s)
Establish and implement policies and procedures for the Committee’s review and approval or disapproval of proposed transactions or courses of dealings with respect to which greater than 5% beneficial owners of any class of the Company’s securities, executive officers, directors or members of their immediate families may have an interest (including all transactions required to be disclosed by Item 404(a) of Regulation S-K).

(t)
Meet periodically with outside counsel when appropriate, to review legal and regulatory matters, including (i) any matters that may have a material impact on the financial statements of the Company and (ii) any matters involving potential or ongoing material violations of law or breaches of fiduciary duty by the Company or any of its directors, officers, employees, or agents or breaches of fiduciary duty to the Company.

(u)	Prepare the report required by the rules of the SEC to be included in the Company’s annual proxy statement.

(v)
Review the Company’s policies relating to the ethical handling of conflicts of interest and review past or proposed transactions between the Company and members of management as well as policies and procedures with respect to officers’ expense accounts and perquisites, including the use of corporate assets. The Committee shall consider the results of any review of these policies and procedures by the independent auditors;

(w)	Review and approve in advance any services provided by the independent auditors to the Company’s executive officers or members of their immediate family.

(x)	Review the Company’s program to monitor compliance with the Company’s Code of Business Conduct and Ethics.

(y)
Establish procedures for (i) the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters, and (ii) the confidential, anonymous submission by employees of the Company of concerns regarding questionable accounting or auditing matters.

(z)
Establish procedures for the receipt, retention and treatment of reports of evidence of a material violation made by attorneys appearing and practicing before the SEC in the representation of the Company or any of its subsidiaries, or reports made by the Company’s Chief Executive Officer in relation thereto.

(aa)	Approve reimbursement of expenses incurred by management in connection with certain activities conducted on the Company’s behalf, such as identifying potential target businesses.

(bb)
Secure independent expert advice to the extent the Committee determines it to be appropriate, including retaining, with or without Board approval, independent counsel, accountants, consultants or others, to assist the Committee in fulfilling its duties and responsibilities, the cost of such independent expert advisors to be borne by the Company.

(cc)	Review with management the Company’s cybersecurity risks and information security policies.

(dd)
Perform such additional activities, and consider such other matters, within the scope of its responsibilities, as the Committee or the Board deems necessary or appropriate or as may be required by applicable laws, rules and regulations and the Company’s memorandum and articles of association (as amended, restated, supplemented and/or otherwise modified from time to time).

VI.          INVESTIGATIONS AND STUDIES; OUTSIDE ADVISORS

The Committee may conduct or authorize investigations into or studies of matters within the Committee’s scope of responsibilities, and may retain, at the Company’s expense, such independent counsel or other consultants or advisors as it deems necessary.

VII.          EVALUATION OF THE COMMITTEE AND THIS CHARTER

The Committee shall, no less frequently than annually, evaluate its performance. In conducting this review, the Committee shall evaluate whether this Charter appropriately addresses the matters that are or should be within its scope and shall recommend such changes as it deems necessary or appropriate.

* * *

While the Committee has the duties and responsibilities set forth in this Charter, the Committee is not responsible for preparing or certifying the financial statements, for planning or conducting the audit, or for determining whether the Company’s financial statements are complete and accurate and are in accordance with generally accepted accounting principles.

In fulfilling their responsibilities hereunder, it is recognized that members of the Committee are not full-time employees of the Company, it is not the duty or responsibility of the Committee or its members to conduct “field work” or other types of auditing or accounting reviews or procedures or to set auditor independence standards, and each member of the Committee shall be entitled to rely on (i) the integrity of those persons and organizations within and outside the Company from which it receives information and (ii) the accuracy of the financial and other information provided to the Committee absent actual knowledge to the contrary.

Nothing contained in this Charter is intended to create, or should be construed as creating, any responsibility or liability of the members of the Committee, except to the extent otherwise provided under applicable federal or state law.